EXHIBIT 99.1

May 5, 2016

Autobytel Reports First Quarter 2016 Results

First Quarter Total Revenues up 38% to a Q1 Record $36.2 Million; Non-GAAP Income Up 25% to $2.9 million or $0.22 Per Diluted Share

IRVINE, Calif., May 05, 2016 (GLOBE NEWSWIRE) -- Autobytel Inc. (NASDAQ:ABTL), a leading provider of online automotive services connecting consumers with dealers, reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Summary vs. Year-Ago Quarter

●	Total revenues increased 38% to $36.2 million

●	Advertising revenues increased 135% to $3.8 million

●	Net loss was $0.7 million or $(0.06) per diluted share, compared to net income of $0.8 million or $0.07 per diluted share as a result of one-time severance and related costs
●	Non-GAAP income increased 25% to $2.9 million or $0.22 per diluted share

Management  Commentary

"Q1 marked our third consecutive quarter of record revenues, driven by growth in our click revenue, lead program expansion and last year's acquisitions of Dealix and AutoWeb," said Jeff Coats, president and CEO of Autobytel. "We also experienced record demand from our dealer and OEM customers during the quarter. We finalized the integration of the Dealix lead platform, and continued to focus on lead quality to optimize our consumer acquisition methodologies.

"We've already begun to realize several benefits from this approach, including an increase in customer retention and a higher ROI for our lead and click customers. We believe that the benefit of maintaining our status as a high-quality leads provider far outweighs the short-term revenue and profitability benefit. We also believe this commitment to quality will continue to separate us from our competition and serves as an imperative value proposition to our dealer and OEM customers.

"Demand remains strong and we continue to optimize the Dealix platform and convert its data methodologies to mirror our own high-quality lead generation. We also remain steadfast in our integration of AutoWeb, whose pay-per-click advertising platform propelled Autobytel into the fast-growing digital ad marketplace. We continue to expect the launch of our AutoWeb-enhanced product solution by the end of Q3, as well as our revamped UsedCars.com site.

"For the remainder of 2016, we intend to continue to drive growth and profitability through new and used car lead generation, our fast growing click revenues and the continued development of value-added product offerings. We remain committed to providing value to all of our dealer and OEM customers, which we believe will generate the most enhanced value for our stockholders."

First Quarter 2016 Financial Results

Total revenues in the first quarter of 2016 increased 38% to a Q1 record $36.2 million compared to $26.2 million in the year-ago quarter. The increase was driven by the acquisitions of Dealix and AutoWeb, and expansion of nearly all OEM programs. Revenues generated from automotive leads and services increased 34% to $30.8 million compared to $23.0 million one year ago. Retail revenues increased 29% to $14.6 million compared to $11.3 million last year, and wholesale revenues increased 39% to $16.3 million compared to $11.7 million.

Advertising revenues increased 135% to $3.8 million compared to $1.6 million in the year-ago quarter. The increase was due to growth in display advertising, as well as a significant increase in click revenue. The increase in click revenue was driven by the company's prior commercial relationship with AutoWeb, which was acquired on October 1, 2015, as well as an increase in traffic from the acquisition of Dealix.

Gross profit in the first quarter increased 35% to $13.6 million compared to $10.1 million in the year-ago quarter. Gross margin decreased 90 basis points to 37.6% compared to 38.5% one year ago. The decline in gross margin was primarily due to the increased amortization of intangible assets associated with the acquisitions of Dealix and AutoWeb.

Total operating expenses in the first quarter were $14.5 million compared to $8.9 million in the year-ago quarter. As a percentage of revenues, total operating expenses were 40.1% compared to 34.0% in the first quarter of 2015. The increase was attributable to Dealix and AutoWeb, as well as one-time severance and related costs associated with management changes. The company expects operating expenses as a percentage of revenues to normalize back to the mid-30% range for the remainder of the year.

Net loss in the first quarter of 2016 was $0.7 million or $(0.06) per diluted share, compared to net income of $0.8 million or $0.07 per diluted share in the year-ago quarter. The net loss was due to the aforementioned one-time severance costs, which includes an accelerated stock compensation expense, as a result of management changes.

Non-GAAP income increased 25% to $2.9 million or $0.22 per diluted share, compared to $2.4 million or $0.21 per diluted share in the first quarter of 2015 (see "Note about Non-GAAP Financial Measures" below for further discussion).

Business Outlook

Autobytel is reiterating its 2016 business outlook, expecting revenue to range between $151 million and $155 million, representing an increase of approximately 13% to 16% from 2015. The company also continues to expect 2016 non-GAAP diluted EPS to range between $1.39 and $1.43, an increase of approximately 14% to 17% from 2015, with the majority of this growth taking place in the second half of 2016.

Conference Call

Autobytel will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2016 results, followed by a question-and-answer  session.

Date: Thursday, May 5, 2016
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 98081992

During the call, Autobytel management will refer to a supplementary slide presentation, which will be available for download in the Investor Relations section of the company's website.

The conference call will also be broadcast live at www.autobytel.com (click on "Investor Relations" and then click on "Events & Presentations"). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 12, 2016. The call will also be archived in the Investor Relations section of Autobytel's website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 98081992

Tax Benefit Preservation Plan

At December 31, 2015, the company had approximately $88.2 million in available net operating loss carryforwards ("NOLs") for U.S. federal income tax purposes. The company's Tax Benefit Preservation Plan ("Plan") was adopted by the company's Board of Directors to preserve the company's NOLs and other tax attributes and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company's outstanding common  stock and could result in substantial dilution of the acquirer's percentage ownership in the company. As of May 2, 2016, there were 10,686,382 shares of the Company's common stock outstanding. There is no guarantee that the Plan will achieve the objective of preserving the value of the company's NOLs. For more information, please visit  http://investor.autobytel.com/tax.cfm.

About Autobytel Inc.

Autobytel Inc. provides high quality consumer leads and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 with its flagship website www.autobytel.com and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive Autobytel news alerts and special event invitations by accessing the online registration form at investor.autobytel.com/alerts.cfm.

Note about Non-GAAP Financial Measures

Autobytel has disclosed non-GAAP income and non-GAAP EPS in this press release, which are non-GAAP financial measures as defined by SEC Regulation G, for the 2016 and 2015 first quarter. The company defines (i) non-GAAP income as GAAP net income before amortization of acquired intangibles, non-cash stock-based compensation, acquisition costs, severance costs, gain on investment, litigation settlements and income taxes; and (ii) non-GAAP EPS as non-GAAP income divided by weighted average diluted shares outstanding. The company's management believes that presenting non-GAAP income and non-GAAP EPS provides useful information to investors regarding the underlying business trends and performance of the company's ongoing operations and are better metrics for monitoring the company's performance given the company's net operating loss (NOL) tax credits and recent acquisitions. These non-GAAP financial measures are used  in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company's consolidated financial statements in their entirety and to not rely on any single financial measure. A table providing a reconciliation of non-GAAP income and non-GAAP EPS is included at the end of this press release.

Forward-Looking Statements Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. Words such as "anticipates," "could," "may," "estimates," "expects," "projects," "intends," pending," "plans," "believes," "will" and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements These forward-looking statements, including, that (i) the company believes that the benefit of maintaining its status as a high-quality leads provider far outweighs the short-term revenue and profitability benefit from providing its customers with anything less than high quality leads; (ii) the company believes that its commitment to quality leads will continue to separate it from its competition and serves as an imperative value proposition to its dealer and OEM customers; (iii) that the company continues to expect the launch of its AutoWeb-enhanced product solution by the end of Q3, as well as its revamped UsedCars.com site; (iv) that for the remainder of 2016, the company intends to continue to drive growth and profitability through new and used car lead generation, its fast growing click revenues and the continued development of value-added product offerings; (v) the company believes its commitment to providing value to its dealers and OEM customers will generate the most enhanced value for its stockholders; (vi) the company expects operating expenses  as a percentage of revenues to normalize back to the mid-30% range for the remainder of the year; (vii) the company expects its 2016 revenue to range between $151 million and $155 million, representing an increase of approximately 13% to 16% from 2015; and (viii) the company expects its 2016 non-GAAP diluted EPS to range between $1.39 and $1.43, an increase of approximately 14% to 17%, with the majority of this growth taking place in the second half   of 2016, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward- looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the  year ended December 31, 2015 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of Autobytel and the market price of the company's stock.

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

Assets Current assets:	March 31, 2016	December 31, 2015
Cash and cash equivalents	$24,027	$23,993
Accounts receivable (net of allowances for bad debts and customer credits of $1,027 and $1,045 at March 31, 2016 and December 31, 2015, respectively)	27,764	28,091
Deferred tax asset	4,237	3,642
Prepaid expenses and other current assets	852	1,276
Total current assets	56,880	57,002
Property and equipment, net	4,812	4,296
Investments	680	680
Intangible assets, net	28,085	29,515
Goodwill	42,789	42,903
Long-term deferred tax asset	17,820	17,820
Other assets	1,296	1,372
Total assets	$152,362	$153,588

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$9,310	$7,643
Accrued expenses and other current liabilities	7,775	10,744
Current portion of term loan payable	5,250	5,250
Total current liabilities	22,335	23,637
Convertible note payable	1,000	1,000
Long-term portion of term loan payable	11,437	12,750
Borrowings under credit facility	8,000	8,000
Total liabilities	$42,772	$45,387

Commitments and contingencies	-	-

Stockholders' equity:
Series A Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	-	-
Series B Preferred stock, $0.001 par value; 500,000 shares authorized; 168,007 shares issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 10,680,463 and 10,626,624 shares
issued and outstanding, as of March 31, 2016 and December 31, 2015, respectively	11	11
Additional paid-in capital	344,550	342,485
Accumulated deficit	(234,971)	(234,295)
Total stockholders' equity	109,590	108,201
Total liabilities and stockholders' equity	$152,362	$153,588

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per-share data)

	Three Months Ended March 31,
Revenues:	2016	2015
Lead fees	31,996	24,167
Advertising	3,766	1,600
Other revenues	485	476
Total revenues	36,247	26,243
Cost of revenues	22,612	16,145
Gross profit	13,635	10,098

Operating expenses:
Sales and marketing	5,677	3,584
Technology support	4,188	1,831
General and administrative	3,373	3,046
Depreciation and amortization	1,286	485
Litigation settlements	(5)	(25)
Total operating expenses	14,519	8,921
Operating income (loss)	(884)	1,177
Interest and other income (expense), net	(224)	(147)
Income tax provision (benefit)	(432)	257
Net income (loss) and comprehensive income (loss)	(676)	773

Basic earnings (loss) per common share	(0.06)	0.09
Diluted earnings (loss) per common share	(0.06)	0.07

Shares used in computing earnings (loss) per common share (in thousands):
Basic	10,509	8,880
Diluted	10,509	11,097

AUTOBYTEL INC.
RECONCILIATION OF NON-GAAP INCOME / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$(676)	$773
Amortization of acquired intangibles	1,426	376
Non-cash stock based compensation
Cost of revenues	14	25
Sales and marketing	633	140
Technology support	329	71
General and administrative	388	417
Total non-cash stock-based compensation	1,364	653
Acquisition costs	429	-
Severance costs	839	330
Litigation settlements	(5)	(25)
Income taxes	(432)	257

Non-GAAP income	$2,945	$2,364

Weighted average diluted shares	13,346	11,097

Diluted GAAP EPS	$(0.06)	$0.07
EPS impact of adjustments	0.27	0.14
Non-GAAP EPS	$0.22	$0.21

Company Contact

Kimberly Boren

Chief Financial Officer

949-862-1396

kimb@autobytel.com

Investor Relations

Liolios

Cody Slach or Sean Mansouri

949-574-3860

ABTL@liolios.com

Source: Autobytel Inc.

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